UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive proxy statement
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INTEGRATED DEVICE TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRATED DEVICE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 12, 2008

We will hold the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), on Friday, September 12, 2008, at 9:30 a.m., local time, at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California, for the following purposes:

1.	To elect John Schofield, Lew Eggebrecht, Gordon Parnell, Ron Smith, Ph.D., Nam P. Suh, Ph.D. and Theodore L. Tewksbury III, Ph.D directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s 2004 Equity Plan to increase the number of shares reserved for issuance thereunder from 24,500,000 to 28,500,000;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 29, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Stockholders of record at the close of business on July 23, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The majority of the Company’s outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

San Jose, California

July 28, 2008

By Order of the Board of Directors

/s/ James L. Laufman
James L. Laufman Secretary

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

INTEGRATED DEVICE TECHNOLOGY, INC.

6024 Silver Creek Valley Road

San Jose, California 95138

(408) 284-8200

2008 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

July 28, 2008

The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, September 12, 2008, at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138. Only holders of record of the Company’s common stock at the close of business on July 23, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 169,897,452 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

This Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about August 4, 2008. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended March 30, 2008, is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record. Except as expressly provided in this Proxy Statement, the Annual Report on Form 10-K and Annual Report Wrap are not incorporated by reference into this Proxy Statement and are not considered proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors’ nominees, if more than one, the votes represented by proxies in the proxy holder’s sole discretion.

The directors in Proposal No. 1 will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked prior to the vote) will be voted at the Annual Meeting FOR: (1) the election of the director nominees listed in Proposal 1; (2) the amendment to the 2004 Equity Plan in Proposal 2; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Proposal 3.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on matters presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, and facsimile or in person. The Company has retained a proxy solicitation firm, MacKenzie Partners, Inc., to aid it in the proxy solicitation process. The Company will pay MacKenzie Partners a fee of $5,000, plus expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked prior to the vote and exercise of the proxy by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit to the Board of Directors proposals to be considered for inclusion in next year’s proxy statement for the Annual Meeting in 2009. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138 and must be received no later than March 30, 2009. Your notice must include: (1) your name and address and the text of the proposal to be introduced; (2) the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and (3) a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws. Our Amended and Restated Bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

CONSIDERATION OF STOCKHOLDER NOMINEES FOR DIRECTOR

The Nominating & Governance Committee of the Board of Directors will consider properly submitted stockholder nominations for candidates to serve on our Board of Directors. Pursuant to our Amended and Restated Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2009 Annual Meeting must be a stockholder of record when they give the Company notice, must be entitled to vote at the meeting and must comply with the notice provisions in our Amended and Restated Bylaws. A stockholder’s notice must be delivered to the Company’s Secretary by the close of business not less than 60 nor more than 90 days before the anniversary date of the immediately preceding Annual Meeting. For our 2009 Annual Meeting, the notice must be delivered between June 14, 2009 and July 14, 2009. However, if our 2009 Annual Meeting is not within 30 days before or 60 days after September 12, 2009, the notice must be delivered no earlier than 90 days before the 2009 Annual Meeting and no later than 60 days before the 2009 Annual Meeting, or no later than the 10th day following the day on which the first public announcement of the date of the 2009 Annual Meeting was made.

The stockholder’s notice must include the following information, for the person proposed to be nominated: (1) his or her name, age, nationality, business and residence addresses; (2) his or her principal occupation and employment; (3) the class and number of shares of stock owned beneficially or of record by him or her; and (4) any other information required to be disclosed in a proxy statement or otherwise required by the Exchange Act. The stockholder’s notice must also include the following information, for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) their names and addresses; (2) the class and number of shares of stock owned beneficially and of record by them; (3) a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made; (4) a representation that they intend to appear in person or by proxy at the 2009 Annual Meeting to nominate the person named in the notice; (5) a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and (6) any other information that would be required to be included in a proxy statement or otherwise required by the Exchange Act.

The chair of the Annual Meeting will determine if the procedures in the Amended and Restated Bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our Amended and Restated Bylaws, the Nominating & Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be nominated by the Board of Directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating & Governance Committee in connection with its evaluation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS OR NON-MANAGEMENT DIRECTORS

Stockholders who wish to communicate with our Board of Directors or with only the non-management directors serving on our Board of Directors may send their communications in writing to: Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, Attention: Secretary. The Secretary of the Company will forward these communications to the Chairman of the Board of Directors if the Chairman is a non-employee director, or otherwise to the Lead Independent Director of the Board of Directors. Stockholders should direct their communication to either the Board of Directors, or to the Chairman or Lead Independent Director of the Board of Directors. Communications will not be forwarded to the Chairman or Lead Independent Director of the Board of Directors unless the stockholder submitting the communication identifies himself, herself or itself by name and sets out the class and number of shares of stock owned by them, beneficially or of record.

CODE OF BUSINESS ETHICS

The Company has adopted a Code of Business Ethics that applies to all of our directors, officers, employees and representatives. The Code of Business Ethics is available on our website at www.idt.com. If the Company makes any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code of Business Ethics to any of our directors or officers, the Company will promptly disclose the nature of the amendment or waiver on the Company’s website.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors consists of seven members, with one vacancy. Our Board of Directors has nominated John Schofield, Lew Eggebrecht, Gordon Parnell, Ron Smith, Ph.D., Nam P. Suh, Ph.D and Theodore L. Tewksbury III, Ph.D. for re-election to the Board of Directors. Each of the six nominees listed below is currently serving on the Board of Directors and has indicated a willingness to continue serving if elected. Unless otherwise instructed, the proxyholders will vote the proxies received by them for management’s six nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. In the event that any management nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company’s Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting or until a successor has been duly elected and qualified.

Nominees

The names of the nominees and certain information about them, as of July 23, 2008, are set forth below:

Name of Nominee	Age	Position with Company	Director Since
John Schofield(1)(2)(3)	59	Chairman of the Board of Directors	2001

Lew Eggebrecht(3)	64	Director	2005

Gordon Parnell(1)(3)	58	Director	2008

Ron Smith, Ph.D.(1)(2)	58	Director	2004

Nam P. Suh, Ph.D.(2)	72	Director	2005

Theodore L. Tewksbury III, Ph.D.	51	President and Chief Executive Officer	2008

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Governance Committee.

Mr. Schofield has been a director of the Company since April, 2001 and has served as the Chairman of the Board since January, 2008. Mr. Schofield served as the Chief Executive Officer and President of Advanced Fibre Communications, Inc. (“AFC”) from 1999 until the acquisition of AFC by Tellabs, Inc. on November 30, 2004, at which time AFC became the Access Division of Tellabs. Mr. Schofield also served as a director for AFC, and in October 2001, he was elected to the position of Chairman of the Board of Directors of AFC. In January 2005, Mr. Schofield retired from Tellabs and is now a private investor.

Mr. Eggebrecht has been a director of the Company since September 2005. Mr. Eggebrecht joined the Board of Directors as part of the Company’s merger with ICS and had been a director of ICS since May 2003. Mr. Eggebrecht served as Vice President and Chief Scientist of ICS from 1998 through May 2003 and possesses over 30 years of experience in the integrated circuit and personal computer industries.

Mr. Parnell has been a director of the Company since January, 2008. Mr. Parnell has served as Vice President, Chief Financial Officer of Microchip Technology Incorporated since May 2000. Prior to this role, Mr. Parnell served as Vice President, Controller and Treasurer of Microchip.

Dr. Smith has been a director of the Company since March 2004. Dr. Smith is retired from Intel Corporation, where he last served as Senior Vice President and General Manager of the Wireless Communications and Computing Group. Prior to this role, Dr. Smith held various senior executive positions during his 26-year tenure at Intel. Dr. Smith serves as a director for the following private companies: Arcsoft, Inc., RagingWire Enterprise Solutions, Inc. and SunDrum Solar, LLC.

Dr. Suh has been a director of the Company since September 2005. Dr. Suh joined the Board of Directors as part of the Company’s merger with ICS and had been a director of ICS since November 2000. Dr. Suh currently serves as President of the Korea Advanced Institute of Science and Technology. Dr. Suh also serves as President of the Accreditation Board of Engineering in Korea. In January 2008, Dr. Suh retired from the faculty of the Massachusetts Institute of Technology (“MIT”), where he was the Ralph E. and Eloise F. Cross Professor and director at the Park Center for Complex Systems (formerly The Manufacturing Institute) at MIT. Dr. Suh currently serves as a director for Tribotek, Inc. and ParkerVision, Inc., in addition to the private company Axiomatic Design Software, Inc.

Dr. Tewksbury joined the Company as President and Chief Executive Officer in March 2008 and was appointed to the Board of Directors in April 2008. Prior to joining the Company, Dr. Tewksbury served as President and Chief Operating Officer of AMI Semiconductor from September 2006 to March 2008. Prior to that, Dr. Tewksbury served as general manager and managing director at Maxim Integrated Products, Inc. where he managed 11 product lines and established their high-speed data converter and high-performance RF businesses.

Board of Directors Meetings and Committees

The Board of Directors of the Company has regularly scheduled meetings each quarter and will meet more often as may be required. The Board of Directors held a total of five (5) meetings and acted by unanimous written consent two (2) times during the fiscal year ended March 30, 2008 (“fiscal 2008”). The Board of Directors has established a practice of meeting in private session, without the presence of management, at the conclusion of each quarterly board meeting. During fiscal 2008, the Board of Directors met in private session a total of four (4) times. The Board of Directors also has an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee.

During fiscal 2008, the Audit Committee was initially composed of three non-employee directors, Messrs. Bolger and Schofield and Dr. Smith, who were “independent” as defined in the rules of the listing standards of the NASD. In January 2008, another independent, non-employee director, Mr. Parnell, was appointed to the Audit Committee to replace Mr. Bolger. Mr. Parnell currently serves as the Chair of the Audit Committee and the Board of Directors has determined that he satisfies the “audit committee financial expert” designation in accordance with applicable Securities and Exchange Commission and NASD rules. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.idt.com. The Audit Committee engages the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting practices and its systems of internal controls. The Audit Committee meets privately with the Company’s independent registered public accounting firm, who have direct access to the Audit Committee at any time. The Audit Committee held five (5) meetings and acted by written consent three (3) times during fiscal 2008.

During fiscal 2008, the Compensation Committee was initially composed of three non-employee directors, Mr. Kannappan and Drs. Smith and Suh, who were “independent” as defined in the rules of the listing standards of the National Association of Securities Dealers (“NASD”). In January 2008, another independent, non-employee director, Mr. Schofield, was appointed to the Compensation Committee to replace Mr. Kannappan. Dr. Smith currently serves as the Chair of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.idt.com. In consultation with management and the Board of Directors, the Compensation Committee designs, recommends to the Board of Directors for approval and evaluates the compensation plans, policies and programs of the Company. The Compensation Committee ensures that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the Company’s Chief Executive Officer and key personnel, and administers the Company’s stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. The Compensation Committee met six (6) times and acted by written consent thirteen (13) times during fiscal 2008.

During fiscal 2008, the Nominating & Governance Committee was initially composed of four non-employee directors, Messrs. Schofield, Bolger and Howard and Dr. Suh, who were “independent” as defined in the rules of the listing standards of the NASD. In January 2008, another independent, non-employee director, Mr. Parnell, was appointed to the Compensation Committee to replace Messrs. Bolger and Howard. Mr. Schofield currently serves as the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.idt.com. The Nominating & Governance Committee identifies and recommends individuals qualified to serve on the Board of Directors and evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company. In evaluating candidates to determine if they are qualified to become Board members, the Nominating & Governance Committee looks for the following attributes, among others determined by the Nominating & Governance Committee in its discretion to be consistent with the Company’s guidelines: personal and professional character, integrity, ethics and values; experience in the Company’s industry and with relevant social policy concerns; general business experience and leadership profile, including experience in corporate management and corporate governance, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; academic expertise in an area of the Company’ operations; and communication and interpersonal skills and practical and mature business judgment. Although the Nominating & Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating & Governance Committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. The Nominating & Governance Committee held three (3) meetings during fiscal 2008.

Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2008. The Company does not currently maintain a formal policy regarding director attendance at the Annual Meeting, however the Company invites nominees for directors to attend the Annual Meeting. All nominees standing for election last year were present either in person or via telephone at the 2007 Annual Meeting of Stockholders.

Director Compensation

During fiscal 2008, members of the Board of Directors who are not also officers or employees of the Company were paid an annual retainer in the amount of $40,000. The Chair of the Audit Committee received an additional annual retainer of $20,000 and the other members of the Audit Committee received an additional annual retainer of $10,000. The Chair of the Compensation Committee received an additional annual retainer of $15,000 and the other members of the Compensation Committee received an additional annual retainer of $7,500. The Chair of the Nominating & Governance Committee received an additional annual retainer of $7,000 and the remaining members of the Nominating & Governance Committee received an additional annual retainer of $3,500. The Lead Independent Director received an additional annual retainer of $10,000. All annual retainer amounts are paid in equal quarterly installments.

Each non-employee director is initially granted an option to purchase 40,000 shares of the Company’s common stock on the date of such non-employee director’s first election or appointment to the Board of Directors. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the date of grant, and then as to 1/36 of the shares each month thereafter.

Annually after receipt of the initial grant, each non-employee director is granted an option to purchase 10,000 shares and restricted stock units for 2,000 shares of the Company’s common stock. All annual grants for non-employee directors are made during the Company’s first open window subsequent to the Company’s annual meeting of stockholders. Annual option grants have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the date of grant, and then as to 1/36 of the remaining shares each month thereafter. Annual restricted stock unit grants vest on the first anniversary of the date of grant.

The following table sets forth compensation information for the Company’s non-employee directors for fiscal 2008.

DIRECTOR COMPENSATION FOR 2008

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)		(c)(1)	(d)(2)(3)		(e)	(f)	(g)	(h)
John Schofield	65,750	(4)	10,862	70,188		—	—	—	146,800
Lew Eggebrecht	40,000		10,862	109,661		—	—	—	160,523
Gordon Parnell	10,000		—	8,849					18,849
Ron Smith	70,000	(4)	10,862	93,070		—	—	—	173,932
Nam P. Suh	49,750		10,862	87,238		—	—	—	147,850

Former Directors(5)
Hock Tan	40,000		10,862	48,377	(6)	—	—	—	99,239
John Bolger	71,000	(4)	10,862	72,369		—	—	—	154,231
John Howard	43,500		10,862	77,893		—	—	—	132,255
Ken Kannappan	52,500		10,862	73,590		—	—	—	136,952

(1)	Stock awards consist of restricted stock units granted under the 2004 Equity Plan. Amounts shown do not reflect compensation actually received by the director; instead, the amounts shown represent compensation recognized by the Company in accordance with FAS 123(R). For a detailed discussion of the assumptions used to calculate the value of stock awards, please refer to our Annual Report on Form 10-K for the fiscal year ended March 30, 2008, filed with the SEC on May 21, 2008. Such discussion is found in Footnote 4 of the Consolidated Financial Statements beginning on page 53. As of March 30, 2008, each of the current directors except for Mr. Parnell had an aggregate of 2,000 restricted stock units outstanding. As of March 30, 2008, none of the former directors had any restricted stock units outstanding.
(2)	As of March 30, 2008, Mr. Schofield had an aggregate of 110,000 option awards outstanding, Mr. Eggebrecht had an aggregate of 92,609 option awards outstanding, Mr. Parnell had an aggregate of 40,000 option awards outstanding, Dr. Smith had an aggregate of 80,000 option awards outstanding, and Dr. Suh had an aggregate of 76,657 option awards outstanding. As of March 30, 2008, Mr. Tan had an aggregate of 890,009 option awards outstanding, Mr. Bolger had an aggregate of 56,915 option awards outstanding, Mr. Howard had an aggregate of 33,885 option awards outstanding and Mr. Kennappan had an aggregate of 51,665 option awards outstanding.
(3)

These amounts represent compensation recognized by the Company in accordance with FAS 123(R). Option values are valued using the Black Scholes model for all grants. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value (which was computed in accordance with FAS 123(R)) calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the fiscal year ended March 30, 2008, filed with the SEC on May 21, 2008. Such discussion is found in Footnote 4 to the Consolidated Financial Statements beginning on page 53. This category also includes an annual grant to each non-employee Director (except for Mr. Parnell who joined the Board in January 2008) to receive 10,000 options to purchase shares of our common stock granted on November 15, 2007 at an exercise price of $12.50 per share. The grant date fair value for each of these grants computed in accordance with FAS 123(R) is $46,369.

(4)	Messrs Schofield, Smith and Bolger received an additional $10,000 payment for their work on the Executive Search Committee, an ad hoc committee of the Board formed to find and hire a Chief Executive Officer for the Company.
(5)	Each of the former directors resigned from the Board on January 23, 2008. As a result of such resignations, Mr. Tan, Mr. Bolger, Mr. Howard, and Mr. Kannappan each forfeited 239,549, 23,085, 27,420, and 23,335 of unvested stock options on January 23, 2008, respectively. All remaining vested and unexercised stock options expired as of April 23, 2008.
(6)	Mr. Tan also received an additional $848,940 in compensation for option awards that vested during fiscal 2008 relating to his prior service as CEO of ICS, a position he held until the effective time of our merger with ICS in September 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE

2004 EQUITY PLAN

Stockholders are being asked to approve an amendment to the Company’s 2004 Equity Plan (the “2004 Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 24,500,000 shares to 28,500,000 shares (an increase of 4,000,000 shares) of which 4,000,000 shares (an increase of 2,000,000 shares) would be available for full value awards under the 2004 Plan. The Board of Directors of the Company approved the proposed amendment described above on July 23, 2008, to be effective upon stockholder approval.

Below is a summary of the principal provisions of the 2004 Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 2004 Plan, as attached hereto as Appendix A.

2004 Equity Plan History

In July, 2004 the Board of Directors adopted the 2004 Plan and, on September 16, 2004, it was approved by the stockholders of the Company. 2,500,000 shares of common stock were originally reserved for issuance under the 2004 Plan, of which no more than 1,000,000 shares were eligible for full value awards. In June 2005, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 19,500,000 in connection with the Company’s merger with Integrated Circuit Systems, Inc., and on September 14, 2005, the amendment was approved by the stockholders of the Company. In July 2006, the Board of Directors approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance thereunder to 24,500,000 of which no more than 2,000,000 shares were eligible for full value awards, and on September 14, 2006, the amendment was approved by the stockholders of the Company. A maximum of 5,975,169 shares were available for issuance of which no more than 573,085 are eligible for full value awards as of the Record Date pursuant to the 2004 Plan (assuming approval of the proposed amendment, a maximum of 9,975,169 would be available for issuance of which no more than 2,573,085 would be eligible for full value awards as of the Record Date pursuant to the 2004 Plan).

Summary of 2004 Plan

Purpose of the 2004 Plan

The purpose of the 2004 Plan is to provide additional incentive for directors, employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s common stock or other rights which recognize such growth, development and financial success. The Board of Directors also believes that the 2004 Plan will enable the Company to obtain and retain the services of directors, employees and consultants who are considered essential to the Company’s long-range success by offering them an opportunity to own stock and other rights that reflect the Company’s financial success.

Securities Subject to the 2004 Plan

If the amendment to the 2004 Plan is approved, the aggregate number of common shares reserved for issuance pursuant to options, restricted stock awards, stock appreciation rights (“SARs”), performance awards, restricted stock unit awards, and stock-based awards will be equal to 28,500,000; provided, however, that no more than 4,000,000 shares are eligible for non-option “full value” awards. The closing share price for the Company’s common stock on the Nasdaq Global Market on the Record Date was $10.26. The Board of Directors or a committee of the Board of Directors appointed to administer the 2004 Plan shall have the authority in its discretion to appropriately adjust: (1) the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2004 Plan; (2) the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2004 Plan;

and (3) the grant or exercise price with respect to any award; if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock. The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration.

Shares subject to expired or canceled options or surrendered or repurchased shares of restricted stock will be available for future grant or sale under the 2004 Plan. However, no shares may be optioned, granted or awarded under the 2004 Plan if such action would cause an “incentive stock option” to fail to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Awards Under the 2004 Plan

The 2004 Plan provides that the administrator may grant or issue stock options, restricted stock, stock appreciation rights, performance awards, restricted stock units, and stock-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase common shares of the Company at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria established by the administrator. NQSOs may be granted for any term specified by the administrator.

Incentive Stock Options (“ISOs”) will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of the Company’s common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and generally must be exercised within ten years after the date of grant. ISOs may be subsequently modified and such modification may disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted in excess of $100,000 are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of the Company’s classes of stock (a “10% Owner”) the 2004 Plan provides that the exercise price must be at least 110% of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

Restricted stock may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions of the sale or grant are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2004 Plan, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.

Stock appreciation rights may be granted in connection with stock options or other awards, or separately. SARs granted by the administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company’s common stock over the exercise price of the related option or other awards. The exercise price of each SAR shall not be less than 100% of the fair market value of the underlying common stock on the date of grant, and other terms, conditions and restrictions may be imposed by the administrator in the SAR agreements. The administrator may elect to pay SARs in cash, in shares of common stock, or in a combination of both. The 2004 Plan would also permit the administrator to cause outstanding options to be converted into SARs if this could be accomplished without adverse accounting treatment.

Performance awards may be granted by the administrator to employees or consultants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee or consultant. Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of common stock, or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of the Company’s common stock over a predetermined period. Performance awards to consultants and employees may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.

Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the administrator.

Stock-based awards may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock and may, without limitation, be linked to the achievement of specific performance criteria.

The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons restricted stock, SARs, performance awards, restricted stock units and stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to the Company or any subsidiary, division or operating unit:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Compensation Committee);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	cash flow return on capital;

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital;

•	earnings per share;

•	price per share of stock; and

•	market share.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2004 Plan to any individual in any fiscal year may not exceed 1,000,000 shares of common stock. The maximum of cash payable to any participant in any calendar year pursuant to a performance award under the 2004 Plan is $1,000,000. If the amendment to the 2004 Plan is approved, the maximum number of shares which may be issued or transferred subject to “full value” awards under the 2004 Plan may not exceed 4,000,000 shares of common stock. Under the 2004 Plan, a full value award means any award other than an option or SAR.

Grant and Terms of Awards

Employees and Consultants

The administrator shall have the authority under the 2004 Plan to determine: (1) which employees, directors and consultants that should be granted awards; (2) the number of shares to be subject to awards granted to selected employees and consultants; and (3) the terms and conditions of the awards, including whether option grants are ISOs or NQSOs and whether awards qualify as performance-based compensation.

The administrator may not grant an ISO under the 2004 Plan to any 10% Owner unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only the Company’s employees may be granted ISOs under the 2004 Plan. Employees, consultants, and directors may receive all other awards under the 2004 Plan; however, awards made to non-employee directors shall be granted as described in the paragraph below. Each award will be evidenced by a written or electronic agreement.

Independent Directors

The 2004 Plan provides for grants of options to any director that is a non-employee director, the terms and conditions of which are to be made pursuant to a written policy adopted by the Board of Directors. The Board of Directors has adopted a policy that non-employee directors will be eligible to receive grants under the 2004 Plan. Under this policy each non-employee director will receive an option to purchase 40,000 shares of common stock upon the individual’s initial appointment to the Board of Directors, and an option to purchase 10,000 shares of common stock and a grant of 2,000 restricted stock units during the Company’s first open window following each annual stockholders meeting. The shares subject to each non-employee director option grant, as described herein, will become vested, subject to the non-employee director’s continuous service with the Company, over four years from the date of grant with 25% of the shares subject to each option vesting upon the one year anniversary of the date of grant, and the remaining shares vesting monthly for the 36 months thereafter. Each of the options granted to non-employee directors have a seven year term, and shall be granted at 100% of the fair market value. The shares subject to each non-employee director restricted stock unit grant, as described herein, will become vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service with the Company.

Pricing

The exercise or purchase price, if any, for the awards granted under the 2004 Plan will be specified in each award agreement. The exercise price for options granted under the 2004 Plan shall not be less than the fair market value for a common share subject to such option on the date the option is granted as specified in the 2004 Plan. In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of a common share subject to such option on the date the option is granted.

For purposes of the 2004 Plan, the fair market value of a common share as of a given date shall be the closing trading price for a common share as reported by Nasdaq on the trading day immediately preceding the grant date.

Term of Awards

The term of any award granted under the 2004 Plan shall be set by the Compensation Committee in its discretion; however, the term of options granted under the 2004 Plan shall not be more than 10 years from the date or grant, or if such option is granted to a 10% Owner, five years from the date of the grant. Generally, an award granted to an employee, director or consultant may only be exercised or purchased while such person remains the Company’s employee, director or consultant, as applicable. However, the administrator may, in the written or electronic award agreement related to an award granted to an employee, director or consultant, provide that such outstanding award may be exercised subsequent to the termination of employment, directorship or the consulting relationship, except, in the case of ISOs as limited by the requirements of Section 422 of the Code.

Vesting of Awards

For awards granted to the Company’s employees and consultants, each award agreement will contain the period during which the right to exercise or purchase the award in whole or in part vests in the participant, or the period during which forfeiture restrictions upon such award lapse. Notwithstanding the foregoing, full value awards made to employees or consultants will become vested over a period of not less than three years (or, if vesting is performance-based, over a period of not less than one year) following the date such award is made; provided, however, that full value awards that result in the issuance of an aggregate of up to 5% of common stock available under the 2004 Plan may be granted to any one or more participants without respect to such minimum vesting provisions. At any time after the grant of an award, the administrator may accelerate the period during which such award vests or forfeiture restrictions lapse. Generally, no portion of an award which is unexercisable at a participant’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the administrator either in the agreement or by action following the grant of the award.

Exercise of Options/Purchase of Awards

An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole common shares may be purchased. An option may be exercised by delivering to the Company’s corporate secretary a written notice of exercise on a form provided by the Company, together with full cash payment for the shares in the form of cash or a check payable to Company in the amount of the aggregate option exercise price. However, the administrator may in its discretion and subject to applicable laws, allow payment through the delivery of common shares which have been owned by the optionee for at least six months, allow payment through the delivery of property of any kind which constitutes good and valuable consideration, or allow an optionee to place a market sell order with a broker with respect to common shares then issuable on exercise of the option, directing the broker to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price.

Restricted stock and other stock-based awards may be purchased by participants at various prices or granted with no purchase price, subject to such restrictions as may be determined by the administrator.

SARs may be exercisable as determined by the administrator and may be exercised in cash or common shares, or a combination thereof, as determined by the administrator. In the event SARs are exercised using common shares, the restrictions described above for the exercise of options using common shares shall apply.

Eligibility

The Company’s employees, consultants and directors are eligible to receive awards under the 2004 Plan. As of the Record Date, the Company had approximately 2,300 employees, 100 consultants and 12 executive officers. The Company currently has six directors, five of whom are independent directors. The administrator determines which of the Company’s employees, consultants and directors will be granted awards, except that in the case of the granting of options and restricted stock to non-employee directors, such determinations are made by the Compensation Committee of the Board of Directors, or any successor committee thereto. No employee or consultant is entitled to participate in the 2004 Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees and consultants who are selected to receive grants by the administrator may participate in the 2004 Plan.

Administration of the 2004 Plan

The Compensation Committee of the Board of Directors will be the administrator of the 2004 Plan unless the Board of Directors assumes authority for administration. The Compensation Committee must consist solely of two or more non-employee directors. The administrator has the power to: (1) construe and interpret the terms of the 2004 Plan and awards granted pursuant to the 2004 Plan; (2) adopt rules for the administration, interpretation and application of the 2004 Plan that are consistent with the 2004 Plan; and (3) interpret, amend or revoke any of the newly adopted rules of the 2004 Plan.

Transferability of Awards

Awards generally may not be sold, pledged, transferred, or disposed of in any manner other than pursuant to certain court orders with the administrator’s consent or by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees to whom they have been transferred pursuant to court order with the administrator’s consent. No award may be transferred by a participant to a third-party for consideration absent stockholder approval.

Changes in Capital Structure

Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to the stockholders or any other change affecting the common stock, the administrator will make appropriate adjustments in the number and type of shares of stock subject to the 2004 Plan, the terms and conditions of any award outstanding under the 2004 Plan, and the grant or exercise price of any such award.

In the event of certain stated events in the 2004 Plan which may affect the Company, any affiliate, or the financial statements of the Company or any affiliate (including any change in control), the administrator, in its sole discretion, may (i) provide for either a termination of any award in exchange for an amount of cash or the replacement of the award with other rights; (ii) provide that any award be assumed or an equivalent option or right may be substituted by the successor corporation; or (iii) make adjustments in the number and type of common shares subject to outstanding awards and/or in the terms and conditions and the criteria included in outstanding awards which may be granted in the future.

Acceleration Upon Change in Control or Hostile Takeover

In the event of a change in control, the vesting of each outstanding award shall accelerate (i.e., become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards. In the event of a hostile takeover, each outstanding award will become fully exercisable and all forfeiture restrictions on such awards will lapse before the consummation of the hostile takeover.

Amendment and Termination of the 2004 Plan

The Board of Directors may not, without stockholder approval given before or after the Board of Director’s action, amend the 2004 Plan to increase the number of shares of stock that may be issued under the 2004 Plan.

The Board of Directors may terminate the 2004 Plan at any time. The 2004 Plan will be in effect until terminated by the Board of Directors. However, in no event may any award be granted under the 2004 Plan after July 14, 2014. Except as indicated above, the Board of Directors may also modify the 2004 Plan from time to time. Without stockholder approval, no option or stock appreciation right may be amended to reduce the per share exercise price subject to such awards below the exercise price as of the date of grant. Further, without stockholder approval, the administrator may not offer to buy out for a payment in cash, an option or stock appreciation right previously granted.

Federal Income Tax Consequences Associated With the 2004 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan. The summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. The summary is based on the assumption that the awards granted under the 2004 Plan will either comply with or not be subject to provisions of Section 409A of the Code, a provision governing specified deferred compensation arrangements. This summarized tax information is not tax advice.

Non-Qualified Stock Options

For federal income tax purposes, if an optionee is granted NQSOs under the 2004 Plan, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares (1) within two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights

No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock and Restricted Stock Units

An employee to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and the Company will be entitled to a deduction for the same amount. With regard to restricted stock units, when such restricted stock units vest and stock is issued to the participant, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Performance Awards

A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock-Based Awards

A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2004 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

The Company has attempted to structure the 2004 Plan in such a manner that the Compensation Committee may determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation of Section 162(m). The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

New Plan Benefits

Under the 2004 Plan, the Company’s Chief Executive Officer and four most highly compensated executive officers other than the Chief Executive Officer have received the following option and restricted stock unit grants: Theodore L. Tewksbury III, Ph.D., President and Chief Executive Officer, has received options to purchase 500,000 shares and restricted stock units for 50,000 shares; Brian White, Vice President, Finance and Interim Chief Financial Officer, has received options to purchase 18,000 shares and restricted stock units for 10,250 shares; Jimmy J.M. Lee, Senior Vice President, Timing Solutions Group, has received options to purchase 80,000 shares and restricted stock units for 12,222 shares; Chuen-Der Lien, Ph.D., Vice President and Chief Technical Officer, has received options to purchase 95,069 shares and restricted stock units for 8,111 shares; and Mike Hunter, Vice President, Worldwide Manufacturing, has received options to purchase 60,000 shares and restricted stock units for 10,000 shares. All of the Company’s executive officers as a group have received options to purchase an aggregate of 1,231,114 shares and restricted stock units for 132,147 shares under the 2004 Plan. Non-executive officer employees as a group have received options to purchase an aggregate of 20,278,564 shares and restricted stock units for 1,372,815 shares under the 2004 Plan.

The Company’s non-employee directors as a group are eligible to receive grants under the 2004 Plan, as described above under “Grant of Terms of Awards—Independent Directors.” Under the 2004 Plan, the director nominees standing for election at the Annual Meeting have received the following option and restricted stock unit grants: John Schofield has received options to purchase 20,000 shares and restricted stock units for 2,000 shares; Lew Eggebrecht has received options to purchase 82,609 shares and restricted stock units for 2,000 shares; Gordon Parnell has received options to purchase 40,000 shares; Ron Smith, Ph.D. has received options to purchase 20,000 shares and restricted stock units for 2,000 shares; Nam Suh, Ph.D. has received options to purchase 66,957 shares and restricted stock units for 2,000 shares; and Theodore L. Tewksbury III, Ph.D. has received options to purchase 500,000 shares and restricted stock units for 50,000 shares. Under the 2004 Plan, the non-employee directors as a group have received options to purchase an aggregate of 729,566 shares and restricted stock units for 58,000 shares.

All other future grants under the 2004 Plan are within the discretion of the Board of Directors or the Compensation Committee and the benefits of such grants are, therefore, not determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 2004 EQUITY PLAN

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2009, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider the vote of the stockholders in making a decision whether to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has been engaged as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 23, 2008, with respect to the beneficial ownership of the Company’s common stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company’s common stock; (b) each director and nominee; (c) each Named Executive Officer (as set forth below); and (d) all current officers and directors as a group. As of July 23, 2008, the Company had 169,897,452 shares of common stock outstanding.

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Beneficial Ownership(1)
5% Stockholders
AXA Assurances I.A.R.D Mutuelle(2) 26, rue Drouot, 75009 Paris, France	20,872,017	12.3%
FMR Corp.(3) 82 Devonshire Street, Boston, MA 02109	20,058,543	11.8
Barclays Global Investors, N.A.(4) 45 Fremont Street, San Francisco, CA 94105	17,162,773	10.1

Non-Employee Directors
John Schofield(5)	65,000	*
Lewis Eggebrecht(6)	69,747	*
Gordon Parnell(7)	0	*
Ron Smith, Ph.D.(8)	71,649	*
Nam P. Suh, Ph.D.(9)	55,708	*

Named Executive Officers
Theodore L. Tewksbury III, Ph.D.(10)	0	*
Brian White(11)	31,284	*
Jimmy J.M. Lee(12)	567,603	*
Chuen-Der Lien(13)	470,660	*
Mike Hunter(14)	558,578	*
All current Executive Officers and Directors as a Group (17 persons)(15)	3,104,386	1.8

*	Represents less than 1% of the issued and outstanding shares.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of July 23, 2008, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.
(2)	Based solely on a Schedule 13G filed on June 10, 2008 with the Securities and Exchange Commission.
(3)	Based on an amended Schedule 13G filed on February 14, 2008, as supplemented by the Schedule 13F filed on May 14, 2008, with the Securities and Exchange Commission.
(4)	Based on a Schedule 13G filed on February 5, 2008, as supplemented by the Schedule 13F filed on April 30, 2008, with the Securities and Exchange Commission.

(5)	Represents 10,000 shares beneficially owned by Mr. Schofield and 55,000 shares subject to options exercisable within 60 days of July 23, 2008.
(6)	Includes 69,747 shares subject to options exercisable within 60 days of July 23, 2008.
(7)	Includes 0 shares subject to options exercisable within 60 days of July 23, 2008.
(8)	Represents 1,649 shares beneficially owned by Dr. Smith, 5,000 shares beneficially owned by the Smith Family Trust and 65,000 shares subject to options exercisable within 60 days of July 23, 2008.
(9)	Includes 55,708 shares subject to options exercisable within 60 days of July 23, 2008.
(10)	Includes 0 shares subject to options exercisable within 60 days of July 23, 2008.
(11)	Represents 1,597 shares beneficially owned by Mr. White and 29,687 shares subject to options exercisable within 60 days of July 23, 2008.
(12)	Represents 15,855 shares beneficially owned by Mr. Lee and 551,748 shares subject to options exercisable within 60 days of July 23, 2008.
(13)	Represents 6,822 shares beneficially owned by Mr. Lien and 463,838 shares subject to options exercisable within 60 days of July 23, 2008.
(14)	Represents 4,824 shares beneficially owned by Mr. Hunter and 553,754 shares subject to options exercisable within 60 days of July 23, 2008.
(15)	Includes the shares described in notes 5-14, and an additional 18,863 shares beneficially owned and 1,195,294 shares subject to options exercisable within 60 days of July 23, 2008 held by executive officers not listed in the table.

REPORT OF AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

During fiscal 2008, the Audit Committee was initially comprised of three independent, non-employee directors, Messrs. Bolger and Schofield and Dr. Smith. Mr. Parnell, also an independent, non-employee director, replaced Mr. Bolger as a member of the Audit Committee in January 2008. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.idt.com.

The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm (or “auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the audit of the Company’s internal control over financial reporting, and issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements for the fiscal year ended March 30, 2008 with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed and reviewed with PricewaterhouseCoopers LLP all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from PricewaterhouseCoopers LLP a formal written statement describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on the independence of PricewaterhouseCoopers LLP consistent with Independence Standards Board No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers LLP any relationships that might impact their objectivity and independence, and satisfied itself as to the auditor’s independence.

Fees Billed to Company

The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended March 30, 2008 and April 1, 2007 were as follows:

(in thousands)	Fiscal Year 2008	Fiscal Year 2007
Audit fees(1)	$1,569	$1,851
Audit–related fees(2)	116	47
Tax fees(3)	44	38
All other fees(4)	2	7

Total fees	$1,731	$1,943

(1)

Represents audit and accounting advisory services for the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting, as well as for statutory audit services which amounted to $214,000 and $154,000 in the fiscal years ended March 30, 2008 and April 1, 2007, respectively. The audit fees for fiscal 2007 include $270,000 related to additional audit fees invoiced and paid after last year’s proxy statement was filed.

(2)	Consists primarily of services rendered in connection with mergers and acquisitions, including due diligence.
(3)	Consists of tax filing and tax-related compliance and other advisory services.
(4)	Consists primarily of international consulting services. The Company incurred no financial information systems design and implementation fees in the fiscal years ended March 30, 2008 or April 1, 2007.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with SEC’s rules on auditor independence.

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP pursuant to established pre-approval policies and procedures. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP compatible with maintaining the auditor’s independence. The Audit Committee approved all of the fees set forth in the table above for the fiscal years ended March 30, 2008 and April 1, 2007, respectively.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gordon Parnell	John Schofield	Ron Smith

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation programs together with a description of the material factors underlying the decisions which resulted in the fiscal year 2008 (“FY08”) compensation provided to the Company’s Named Executive Officers (“NEOs”). The NEOs for FY08 are as follows: Mr. Greg Lang, former President and Chief Executive Officer;1 Mr. Clyde Hosein, Vice President and Chief Financial Officer; Mr. Jimmy Lee, Senior Vice President, Timing Solutions Group; Dr. Chuen-Der Lien, Ph.D., Vice President, Process and Circuit Design and Chief Technical Officer; and Mr. Mike Hunter, Vice President, World Wide Manufacturing.

The Compensation Committee

The Compensation Committee of our Board of Directors (the “Committee”) develops the compensation philosophy and objectives for the Company as a whole, reviews and approves all compensation decisions related to our NEOs and senior executives and generally oversees our compensation programs. As members of our Board of Directors, the Committee receives regular updates on the Company’s business priorities, strategies and results. As a result, the Committee has frequent interaction with and open access to the NEOs. This gives them considerable opportunity to ask questions and assess the performance of the executives and the Company. The Committee for FY08 included the following independent, non-employee members of the Board of Directors: Mr. Kannappan, Dr. Smith, Dr. Suh, and Mr. Schofield.2

The Committee’s specific responsibilities include:

•	Reviewing, revising and approving an industry-specific Peer Group (as defined below) to facilitate appropriate comparisons for compensation purposes;

•

Reviewing and approving annually, at the beginning of each fiscal year, certain performance goals and objectives as they relate to the NEOs’ compensation for that year, based on the Company’s annual operating plan as approved by the Board;

•

Reviewing and recommending annually, at the beginning of each fiscal year, the individual elements of targeted compensation for the CEO for that year, including base salary, target incentive bonus, incentive plan structure and equity awards, and reporting such recommendations to the Board of Directors for final review and approval;

•

Evaluating annually, at the end of each fiscal year, the CEO’s performance related to the goals and objectives established by the Board at the beginning of the fiscal year, and recommending the CEO’s final compensation level based upon this evaluation to the Board for the Board’s final review and approval. In recommending the CEO’s final compensation to the Board, the Committee may also take into consideration other relevant information including the Company’s financial and stock price performance, the degree to which the CEO has implemented strategic objectives for the Company, Peer Group compensation and other similar factors;

•

Reviewing and assessing the CEO’s recommendations with respect to the individual elements of targeted compensation for the other NEOs. The Committee has final review and approval over each NEO’s compensation targets and each NEO’s final compensation;

[1]

On October 24, 2007 the Company announced that Mr. Lang would be resigning his position as President and Chief Executive Officer upon completion of a search for his replacement. On February 15, 2008, the Board of Directors announced that Dr. Theodore L. Tewksbury III, Ph.D. was appointed to the positions of President and Chief Executive Officer, effective March 31, 2008. Mr. Lang’s resignation was effective on March 28, 2008, the last business day of FY08.

[2]	The Company previously reported that Mr. Kannappan resigned his position with the Board of Directors effective January 23, 2008. At that time, Mr. Schofield replaced Mr. Kannappan on the Committee.

•	Reviewing, along with the CEO, matters relating to management succession, including compensation-related issues and exercising final approval over such issues;

•	Reviewing and approving any proposed employment agreements, severance agreements, change in control agreements, and any special supplemental benefits and/or perquisites applicable to the NEOs; and

•

Before the beginning of the fiscal year, reviewing and authorizing the total number of options and/or shares which may be granted to the NEOs and all other employees during the fiscal year. The Committee also reviews and approves any changes of the Company’s equity policies and plans.

In carrying out the foregoing responsibilities, the Committee has the authority, in its sole discretion, to engage outside independent advisors as it deems necessary or appropriate.

Compensation Philosophy and Objectives

The objectives of the Company’s compensation programs are to provide competitive compensation opportunities that are designed to reward, motivate, attract and retain top talent. Our compensation programs are designed to reward performance based upon achievement in accordance with annual goals approved by the Committee at the beginning of each fiscal year, and align the priorities and performance of our NEOs with the priorities and strategies of the Company, and with the interests of our stockholders.

In FY08, the goals that were identified in the setting and awarding of compensation include: revenue growth; improved operating margin; operational excellence; and new product development and sales. The Committee identified these goals as priorities because they are important to generate increased value for our stockholders and are areas over which management can exert the greatest amount of control thus increasing the potential for immediate and long term profitability. Each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with their roles on the management team.

The Committee believes that executive compensation should be tied directly to the Company’s financial performance. As set forth in more detail herein, the Company’s executive compensation package is designed to fluctuate with the financial performance of the Company as a whole. During years when the Company’s performance experiences a downturn, executive compensation will be lower; likewise, during years where the Company experiences increased revenues and profitability, executive compensation is designed to increase. The Committee feels this compensation philosophy aligns the interests of our executives with that of our stockholders and provides motivation for high performance levels from our executives.

Setting Executive Target Compensation

The Committee retained Radford Surveys + Consulting (“Radford”) as an independent compensation consultant on all matters related to the compensation of NEOs and other senior executives. Radford does not provide any other consulting services to the Company outside of its compensation consulting services to the Committee. Independent of its consulting services, the Company subscribes to and participates in Radford’s Executive, Sales, Benchmark and International Compensation Surveys. Radford provides strategic guidance to the Committee by leveraging its extensive database and significant industry expertise. Radford reported to the Committee and the Committee requested that Radford provide it with comparative market data on industry best practices and data related to our NEOs and senior executives. For the compensation evaluation, Radford used three data sources: the 2007 Radford High Technology Executive Survey3; the 2007 Radford High Technology Sales Survey4; and, when appropriate, certain proxy materials of our Peer Group.

[3]	The survey encompasses nine Peer Group members, 36 semiconductor/capital equipment companies and 166 broad high technology companies all with revenues between $400 million and $2 billion.
[4]	The survey encompasses 21 semiconductor/capital equipment companies and 91 broad high technology companies all with revenues between $400 million and $2 billion.

The Committee used data compiled by Radford to compare our NEOs’ compensation with the compensation of executive officers at peer companies in the semiconductor industry. Radford, after consultation with management and the Committee, helped to establish a specific group of peer companies to assist in the assessment of job levels and compensation programs and practices. In defining an appropriate peer group for purposes of comparing compensation data, consideration was given to the following factors: companies with whom the Company competes for business and executive talent in the semiconductor industry; companies with revenues generally between $400 million and $2 billion reflecting businesses of similar scope and complexity; and companies with market capitalization generally between $1billion and $5 billion reflecting businesses of similar maturity. Based on these factors, the Committee reviewed and updated our list of peers from fiscal year 2007 (“FY07”) and as a result the following companies (collectively, the “Peer Group”) were included in the compensation analysis for FY08:

Agere Systems	Cypress Semiconductor	PMC Sierra
AMIS Holdings	International Rectifier	RF Micro Devices
Atheros Communications	Linear Technology	Silicon Laboratories
Conexant Systems	Microchip Technology	Skyworks Solutions
Microsemi

At the beginning of FY08, Radford presented the Committee with Peer Group and broader market survey data related to the compensation of executives holding positions comparable to the positions of each of our NEOs including data regarding base salaries, performance bonuses and equity awards. In order to assist the Committee with evaluation of our NEOs’ compensation packages, survey data was combined with proxy data, where sufficient proxy data was available, to create a final market average which was used to assess compensation levels. Radford valued its survey and proxy cash compensation data as of January 1, 2007, using an annual update factor of 3.8% per Radford’s 2007 Quarterly Summary of Industry Trends Survey (Q4).

Base salaries and target performance bonuses (collectively, “Total Cash Compensation”) are determined on an annual basis at the beginning of each fiscal year. The Committee generally targets the 50th percentile of market for Total Cash Compensation based on the Peer Group and broader market survey data provided by Radford. Total Cash Compensation is considered an important part of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Total Cash Compensation is designed to fluctuate with Company performance. In fiscal years when the Company exhibits superior financial performance, Total Cash Compensation is designed to generally be above average competitive levels. When financial performance is below the targeted goal for a particular fiscal year, Total Cash Compensation is designed to generally be below average competitive levels.

Total Cash Compensation in combination with equity awards (collectively, “Total Direct Compensation”) is also targeted at the 50th percentile of market based on the Peer Group and broader market survey data provided by Radford. Equity awards are granted to the NEOs generally at the beginning of each fiscal year, and are our only form of long-term incentive compensation. In determining equity grants for the NEOs for FY08, the Committee used Peer Group and broader market survey data provided by Radford as a guideline so that the targeted value of equity grants would be near the 50 th percentile of equity grants among the Company’s peers. The Committee also assessed the performance, current equity holdings, internal comparisons and retention risks with respect to each NEO in addition to the Peer Group and broader market survey data provided by Radford.

Role of CEO in Compensation Decisions

Mr. Lang was the only NEO who had a role in determining the compensation of any of the other NEOs. Mr. Lang made recommendations to the Committee at the beginning of the fiscal year as to the levels of compensation of the other NEOs. In making recommendations on the other NEOs’ compensation, Mr. Lang reviewed and evaluated each NEO’s performance, expected future contributions, internal comparisons and also considered the market survey data provided by Radford.

While the annual goals for each of the NEOs are specific and measurable, at the end of the fiscal year, Mr. Lang had the authority to exercise reasonable discretion in recommending whether each NEO’s business unit, as a whole, had achieved the corporate objectives for the year. Such discretion may result in increasing or decreasing the Business Unit Achievement Factor (as defined below), which could have a direct impact on the NEO’s recommended bonus. During FY08, Mr. Lang made a recommendation with respect to one NEO’s Business Achievement Factor. Because Mr. Lee’s business unit was within 1% of meeting a substantial revenue target, Mr. Lang exercised his discretion and recommended making an adjustment to Mr. Lee’s Business Unit Achievement Factor. The Committee reviewed and approved this proposed adjustment. The net result of this adjustment was that Mr. Lee’s bonus was increased by less than 2% of what it would have been without the adjustment.

Any recommendations made by Mr. Lang regarding the base salaries, bonuses and equity awards of the other NEOs are subject to the final review and approval of the Committee. Similarly, Mr. Lang was invited to provide input to the Committee with regard to his own compensation, but he did not participate in the Committee’s final recommendation to the Board or the Board’s final determination of his compensation.

Individual Elements of NEO Compensation

Each NEO is compensated through base salary, a performance bonus and equity awards. Annual compensation decisions regarding each of these elements take into account each NEO’s performance during the previous fiscal year, his or her expected performance during the current fiscal year, compensation relative to the Peer Group and broader market survey data provided by Radford and each business unit’s goals for the current fiscal year.

Base Salary

Base salaries are determined annually by the Committee, at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation” above.

Base salaries for the NEOs were approved by the Committee and represent year-over-year increases as detailed in the following table:

NEO	FY07 Base Salary ($)	FY08 Base Salary ($)	% Increase
Mr. Lang[5]	459,992	600,018	30.4%
Mr. Hosein	300,061	321,069	7.0%
Mr. Lee	283,712	300,747	6.0%
Dr. Lien	285,126	292,261	2.5%
Mr. Hunter	286,437	286,437	0.0%

In determining Mr. Lang’s FY08 base salary, the Committee considered Mr. Lang’s contributions to the Company’s strong performance in FY07, including exceptional year over year organic revenue growth and best in class operating margins and profitability. In addition, the Committee also considered the fact that Mr. Lang’s FY07 base salary was well below the 50th percentile of CEO base salaries based on the independent assessment and market data provided by Radford. Based on these considerations, the Committee recommended and the Board agreed to increase Mr. Lang’s base salary to align it with the 50th percentile of the Company’s Peer Group and the broader market survey data provided by Radford, in a one time adjustment. The Committee further

[5]	Mr. Lang resigned his position as President and Chief Executive Officer, effective March 28, 2008. Theodore L. Tewksbury III, Ph.D., was appointed to the positions of President and Chief Executive Officer effective March 31, 2008 at an annual base salary of $500,011.

reviewed the individual performance and relevant Peer Group and broader market salary data of the other four NEOs and approved FY08 base salaries for each as set forth in the table above. In so deciding, the Committee considered that the base salaries for Messrs. Hosein and Lee were under, and the base salaries for Dr. Lien and Mr. Hunter were above, the 50th percentile of the Company’s peers for their respective positions.

Performance Bonus

The Company does not administer a special or separate bonus plan for executive officers from the general employee population. The NEOs participate with other eligible employees in the Company’s Incentive Compensation Plan (“ICP”). The ICP was established to help align the goals and efforts of participating Company employees, including the NEOs, with the Company’s strategic goals and direction. Through the ICP, a portion of an eligible employee’s total cash compensation opportunity is directly linked to the annual results of the performance of the unit in which the employee works and Company-wide performance. This gives eligible employees a clear and direct stake in their own unit’s success and in the Company’s overall success.

The overall objectives of the ICP are:

•	Encourage outstanding performance from individual employees, business units and the Company as a whole;

•	Align and share the benefits of successful Company performance with eligible employees;

•	Enhance teamwork; and

•	Support a consistent process for establishing, measuring and rewarding performance.

The ICP is comprised of three separate components: (1) an Individual Incentive Target; (2) a Business Unit Achievement Factor; and (3) a Company-wide Achievement Factor. These three components are then used to calculate each participating employee’s cash performance bonus payment. An employee must be employed and in good standing on the last day of the performance period to receive a performance bonus.

Bonuses earned under the ICP are paid in cash in two installments. The first installment is paid in November reflecting performance over the first two quarters of the fiscal year. The second installment is paid in May which reflects the overall performance for the entire previous fiscal year, after deducting the first installment paid in the previous November. The Company maintains this biannual payment schedule in order to provide continual incentive and reward for employees throughout the year and also to maintain a current assessment of where individual employees, business units and the Company as a whole stand in relation to meeting the goals that have been set for the fiscal year.

Individual Incentive Targets

Each eligible employee, including the NEOs, is assigned an Individual Incentive Target based on a percentage of annual base salary. This target is established in consideration of the employee’s job level, job role, job function, competitive data provided by Radford, as well as accomplishments within the employee’s job level. The Individual Incentive Targets for the NEOs are reviewed annually by the CEO and the Committee. Any adjustment made to the Individual Incentive Target for the NEOs is made at the recommendation of the CEO and is subject to the final review and approval of the Committee. Any adjustment made to the Individual Incentive Target for the CEO is made at the recommendation of the Committee and is subject to the final review and approval of the Board. For FY08, the Committee recommended and the Board reviewed and approved an Individual Incentive Target of 100% of base salary for Mr. Lang. For FY08, the Committee approved an Individual Incentive Target for Messrs. Hosein, Lee and Hunter of 50% of base salary and an Individual Incentive Target for Dr. Lien of 45% of base salary.

NEO	FY07 Target Bonus %	FY08 Target Bonus %	Percentage Point Change
Mr. Lang[6]	80%	100%	20%
Mr. Hosein	45%	50%	5%
Mr. Lee	48%	50%	2%
Dr. Lien	45%	45%	0%
Mr. Hunter	45%	50%	5%

As set forth in the chart above, Mr. Lang’s target bonus was increased by 20 percentage points from FY07 to FY08. Based on Peer Group and broader market survey data provided by Radford, the Committee determined that Mr. Lang’s FY07 target bonus was well under the target bonuses of his peers. The Committee decided to increase Mr. Lang’s target bonus in order to put him just under the 50th percentile of his peers. The Committee felt this increase was necessary in order to maintain market competitiveness. In addition, FY07 was a year of exceptional revenue growth and profitability for the Company and the Committee felt that Mr. Lang’s leadership contributed to that growth and success. Therefore, the Committee determined that the target bonus increase for Mr. Lang in FY08 was warranted.

Because our compensation package is designed to align the pay of our NEOs with the overall success of each business unit and the Company as a whole, Mr. Lang actually received a much lower bonus in FY08 than he did in FY07, even with the increase to his Individual Incentive Target. This is due to the fact that during FY08, the Company experienced a downturn in revenue and operating margins. Accordingly, in FY08 Mr. Lang received just slightly over 50% of his base salary as a bonus, compared to 128% of his base salary in FY07.

Business Unit Achievement Factor

In addition to the Individual Incentive Targets, the performance of each business unit affects individual bonus awards. The CEO and the Committee agree upon and recommend to the Board certain objectives for the CEO which are consistent with the Company’s strategic and operating plans. The Board has final approval over the objectives established for the CEO each fiscal year. The CEO and the individual unit managers agree upon objectives appropriate to each business unit before the beginning of each fiscal year. Those objectives are then subject to final review and approval by the Committee. The following represent the Committee’s guiding principles for setting objectives for our NEOs and their respective business units:

•	Support the short-term and long-term strategic plans of the corporation and the specific business units and functions;

[6]	Mr. Lang resigned his position as President and Chief Executive Officer, effective March 28, 2008. Theodore L. Tewksbury III, Ph.D., was appointed to the positions of President and Chief Executive Officer effective March 31, 2008. Dr. Tewksbury’s FY09 target bonus is 100% of his base salary.

•

Align corporate level performance with specific group performance so that, absent extraordinary circumstances, performance bonuses are only paid when both the Company-wide and group objectives have at least achieved threshold performance;

•	Reflect a proper mix of financial and non-financial goals; and

•	Ensure the programs are structured to pay for performance, such that bonuses would not be paid to an NEO who did not attain his or her respective performance targets.

For bonuses paid in FY08, Mr. Lang was measured against corporate goals relative to revenue growth, operating income, and execution of certain key product schedules and business strategies.

Mr. Hosein’s business unit was measured against goals related to cost reduction and revenue enhancement strategies, key information technology projects, and financial and supply chain process improvements.

Mr. Lee’s business unit was measured against goals which focused on operating margin, market share, project execution, operational excellence, and organizational development.

Dr. Lien’s business unit was measured against goals which focused on new product development, product execution against schedules, and accomplishment of key R&D and quality assurance projects.

Mr. Hunter’s business unit was measured against goals which focused on the reduction of costs of production, performance against quality objectives, gross margin, and accomplishment of key manufacturing projects.

At the end of a performance period, the CEO will assess the performance of each business unit and will report to the Committee the degree to which each unit has met its goals. The Committee will review and has final approval in determining whether each business unit has met its stated goals. The Committee will review the CEO’s performance and has final approval in determining whether the CEO’s stated goals have been met. Subject to the Committee’s final review and approval, the CEO will assign each business unit a “Business Unit Achievement Factor” which represents the overall percentage of goals the unit has achieved. The Committee will also determine and assign a Business Unit Achievement Factor for the CEO.

A business unit must achieve an overall score of at least 50% of its stated goals for the fiscal year in order to receive a bonus. If the business unit does not reach a minimum threshold of 50%, no employee in that unit, including a NEO, will be awarded a bonus. The maximum Business Unit Achievement Factor for any individual unit is 125%, which represents an achievement exceeding stated goals.

We are not disclosing specific goals within the above categories nor are we disclosing the weightings that applied to each goal because we believe such disclosure would cause us competitive harm. Such information is confidential and could cause competitive harm since specific goals and weightings may indicate the priority we place on certain activities, products and/or programs. The table under the heading “Calculation of Performance Bonus” below sets forth the Business Unit Achievement Factor for the CEO and the NEOs for purposes of calculating the performance bonus each received in FY08. The numbers in this table illustrate in detail how each NEO’s performance was evaluated in terms of reaching the NEO’s stated objectives for the year.

Company-Wide Achievement Factor

In addition to the performance of the individual and each business unit, the Company’s overall performance also affects individual bonus awards. Under the ICP, the Committee recommends and the Board reviews and approves a targeted overall non-GAAP Earnings Per Share (“EPS”) that will be used as the metric for determining a Company-wide Achievement Factor. The Company must achieve EPS consistent with the established 50% threshold target in order to be assigned a Company-wide Achievement Factor. If the Company is below a threshold of 50%, the Company-wide Achievement Factor is 0% and no bonus will be paid to any participant including the NEOs, regardless of individual or business unit performance. The maximum achievement factor the Company can receive is 200%. The Company-wide Achievement Factor for FY08 was 80% as approved by the Board of Directors.

The table under the heading “Calculation of Performance Bonus” below sets forth the Company-wide Achievement Factor as it is used in the calculation of each NEO’s performance bonus in FY07.

Calculation of Performance Bonus

The performance bonus for each employee, including the NEOs, is the product of each NEO’s FY08 base earnings, Individual Incentive Target, Business Unit Achievement Factor and Company-wide Achievement Factor. If a NEO’s Business Unit Achievement Factor is 0% (threshold not met), there will be no bonus awarded. Likewise, if the Company-wide Achievement Factor is 0% (threshold not met), there will be no bonus awarded. Any bonus amount may be modified by the Committee, in its sole discretion, to reflect performance or other criteria that the Committee believes should be reflected in the performance bonus for the NEOs or other eligible employees.

Performance Bonus Payments Earned in FY08

	A	B	C	D	A x B x C x D
NEO	FY08 Base Earnings[7]	Individual Incentive Target	Business Unit Achievement Factor	Company-wide Achievement Factor	FY08 Bonus Payment
Mr. Lang	$583,861	100%	67%	80%	$312,949
Mr. Hosein	$318,645	50%	94%	80%	$119,810
Mr. Lee	$298,782	50%	105%	80%	$125,488
Dr. Lien	$291,438	45%	110%	80%	$115,409
Mr. Hunter	$286,437	50%	111%	80%	$127,178

Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional thus justifying higher award payments. To date, none of the NEOs has earned a bonus award based on an achievement of maximum performance levels under our ICP. The bonus payment amounts for FY08 are significantly less than payments made in FY07 due to the Company’s below target performance on revenue growth and operating margins. This result demonstrates the Company’s philosophy that executive compensation should be tied directly to the Company’s financial performance, thus aligning the executives’ interests with those of our stockholders.

Equity Program Change for FY08

During FY07, Radford was engaged at the direction of the Committee to review the Company’s equity compensation program and assess the competitiveness of our practices against other companies in the semiconductor industry. Radford presented the results of its analysis and recommendations to the Committee in January 2007 and determined that our equity compensation program was generally consistent with market practices, with the exception of a trend in the market to use full-value equity awards in equity compensation programs.

Based on the information presented by Radford, the Company decided to introduce restricted stock units (“RSUs”) as an additional vehicle in its equity compensation program in FY08. After extensive review of

[7]	Base earnings represents the actual amount of base salary paid during FY08 including vacation, holiday and sick pay.

industry practices, the Company believes that introducing RSUs into the employee equity program will assist in the retention of top performing employees, better align the overall equity compensation program with the practices of other semiconductor companies and assist with managing ongoing dilution for our stockholders.

Based upon data provided by Radford, the equity compensation program for FY08 included a mix of both stock options and RSUs that vary based on an employee’s grade level, with more emphasis on stock options for senior level employees. For most exempt employees, stock options and RSUs each represent 50% of the value of their equity grants using Black-Scholes. For Messrs. Lee, Lien and Hunter, stock options represent 75% of the total values of their grants and RSUs represent 25% of the total values of their grants. For Messrs. Lang and Hosein, stock options represent 80% of the total values of their grants and RSUs represent 20% of the total values of their grants. The emphasis on stock options at the upper levels of the organization is intended to place more of the executive’s total compensation at risk and dependent upon the Company’s performance thus ensuring a strong alignment with stockholders.

Equity Awards for the NEOs in FY08

The Company has historically provided long-term incentive compensation in the form of equity to our NEOs and other eligible employees. Our equity awards are designed to reward our NEOs for their past performance, motivate future performance, strengthen retention, and align their interests with those of our stockholders. At the beginning of FY08, the Committee reviewed the relevant Peer Group and broader market survey data for equity awards provided by Radford for similarly-situated executives and targeted the NEO equity grants to be at or near the 50th percentile of our peers. In determining the NEO equity grants, the Committee also considered the recommendations made by the CEO (except for his own award).

Equity awards granted to the NEOs during FY08 are set forth in the table “Grants of Plan Based Awards for Fiscal Year 2008.” Stock options granted by the Company have an exercise price equal to the closing price of our stock on the day before the grant date and typically vest over a four-year period based upon continued employment, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter for the remaining 36 months. Stock options generally expire seven years after the date of the grant. Our option plans specifically preclude the repricing of stock options and stock appreciation rights, absent stockholder approval. RSUs typically vest over a four-year period based upon continued employment, with 25% of the grant vesting on each anniversary date of the grant.

Equity Award Policies

At each January meeting of the Committee, an annual Company-wide equity budget is established for the granting of stock options and RSUs. This budget is based on focal and new hire guidelines approved by the Committee and the projected needs of the Company during the next fiscal year for our annual focal process, new hires, promotions, patent awards, annual Board of Directors’ awards and other types of grants.

The majority of the equity budget is used during our annual focal process, in which equity grants are made each May based on employee performance and impact on the organization during the previous fiscal year and an assessment of the expected value of future contributions. All exempt employees and approximately one-third of non-exempt employees were eligible for focal equity grants in FY08. Grants for newly hired employees are made on the fifteenth day of the month (or on the next business day thereafter if the fifteenth falls on a Saturday or Sunday) following the completion of the month in which they began employment. Grants for promotions are made either in conjunction with the annual focal process or midway through the fiscal year. Grants in recognition of patent filings and awards are made quarterly. Other grants (i.e., for special recognition) may occur at other times during the fiscal year as appropriate.

The Committee periodically reviews our gross and net stock burn rates. The Committee endeavors to ensure that our gross stock burn rate approximates the average rate within our Peer Group as well as the average rates within broader high technology industry groups, and that the annual and the three-year average gross stock burn rates are within the recommended range of independent shareholder advisory groups. The Committee has determined to maintain the Company’s gross stock burn rate at a level consistent with the stock burn rate of other companies in the semiconductor industry, establishing a gross stock burn rate target of 3% or less for FY08.

In calculating our stock burn rate, the Committee uses the methodology specified by Institutional Shareholder Services. Under this methodology, based on our stock price volatility for FY06, FY07 and FY08, we count each full-value share twice in our calculations of burn rates for each of these three fiscal years. The gross stock burn rate is determined by dividing the sum of all options granted during the fiscal year plus two times all RSUs granted during the fiscal year by the average shares outstanding during the fiscal year. During FY08, gross options issued totaled 3,315,237 and gross RSUs issued totaled 672,888. Including stock repurchases of 28,853,034 shares during FY08, the average number of shares outstanding was 183,617,364, resulting in a gross stock burn rate of 2.54%.8

Over the past several years, we have targeted a gross burn rate of 3% or less and with the exception of acquisition-related grants made in FY06 and FY07, have successfully managed within our target. For example, in FY06, we acquired Integrated Circuit Systems, Inc. (“ICS”). As part of that transaction, we canceled all outstanding ICS stock options and granted 16.8 million IDT replacement stock options and 880,000 new stock options. Inclusive of the replacement grants, the gross burn rate for FY06 was 13.39%; exclusive of replacement grants, the gross burn rate for FY06 was 2.64%. Our gross burn rate was 3.39% in FY07 and 2.54% in FY08. The following chart graphically represents this data:

We have no program, plan or practice to coordinate equity grants with the release of material information. The Committee does not have a current policy to accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Stock Ownership Guidelines

The Company has implemented mandatory stock ownership guidelines for its CEO, CFO and members of our Board of Directors. The purpose of the mandatory stock ownership guidelines is to give our top executives and board members a vested interest in the long term success of the Company.

[8]	During FY08, our net options issued totaled 139,186 and our net RSUs issued totaled 600,714, resulting in a net stock burn rate of 0.73%. To determine net options and net RSUs, the Company subtracts the options and RSUs that are cancelled and returned to the plan during the fiscal year from all options and RSUs granted during the fiscal year.

The stock ownership guidelines provide that our CEO shall maintain stock ownership in an amount equal to annual base salary, the CFO shall maintain stock ownership in an amount equal to 50% of annual base salary and Board members shall maintain stock ownership in the amount of at least $50,000. These mandatory ownership guidelines must be achieved no later than five years after commencement of service in the designated position.

Retirement and Other Benefits

401(k) Plan.    The Company offers the NEOs the opportunity to participate in its 401(k) plan. NEOs participate under the same plan provisions as all other employees. Key provisions of the plan include a company match of $0.80 per $1.00 of the employee’s contributions up to 5% of base salary. Maximum calendar year contributions from the Company are $5,000 per employee. This practice is consistent with industry norms and required to provide a total compensation plan that is competitive with other high technology and semiconductor companies. The Company’s contributions vest over four years and if an employee terminates his or her employment prior to four years, the Company’s contributions will be prorated according to the number of years worked.

Participating NEOs may contribute up to 10% of their pretax salaries to a maximum of $15,500 in calendar year 2007 and $15,500 in calendar year 2008.

Non-Qualified Deferred Compensation Plan.    The Company maintains an unfunded Nonqualified Deferred Compensation Plan eligible to provide benefits to director level employees and above. Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 19 different investment options from which their earnings are measured. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. Participant balances are always 100% vested. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. All of the NEOs carried balances in this plan during FY08. The Committee believes this plan helps the Company maintain a competitive advantage in that it is an important vehicle that allows plan participants to reach their retirement objectives over the long term.

Employee Stock Purchase Plan.    The Company also maintains an Employee Stock Purchase Plan. NEOs participate under the same plan provisions as all other eligible employees. Under this plan, eligible employees can purchase Company stock on the last day of each designated three-month purchase period. The per share purchase price is the lesser of 85% of the fair market value of the stock on the first day of the three-month purchase period or 85% of the fair market value of the stock on the last day of the three-month purchase period. The maximum number of shares of stock which may be purchased is 2,500 shares per purchase period. During FY08, Messrs. Hosein, Lee and Lien participated in the Employee Stock Purchase Plan. Messrs. Lang and Hunter did not participate in the Employee Stock Purchase Plan at any time during FY08.

Other Benefits.    The NEOs are eligible to participate in all other benefits programs offered by the Company to its employees generally, and on the same terms as all other employees. These programs include, but are not limited to, group medical, group dental, basic life insurance, supplemental life insurance, long-term disability insurance, and other such benefits programs.

Transition Agreement for Mr. Lang

On October 24, 2007, the Company announced that Mr. Lang would be resigning as the President and Chief Executive Officer upon satisfactory completion of a search for his successor. On November 13, 2007, Mr. Lang entered into a Transition Agreement with the Company wherein he agreed to continue to serve as the President and Chief Executive Officer of the Company during the transition period while the Board searched for his replacement (the “Transition Period”). The Committee determined that such a Transition Agreement was appropriate to ensure an efficient transfer of management authority from Mr. Lang to his successor and in light of the continuing valuable services to be provided by Mr. Lang during the Transition Period. On March 28, 2008, the last working day of FY08, Mr. Lang’s employment terminated and the appointment of his successor, Theodore L. Tewksbury, III, Ph.D. became effective the following Monday, March 31, 2008. During the Transition Period, Mr. Lang continued to receive his pro-rated base salary and participated on a pro-rated basis in the Company’s ICP. Mr. Lang also became entitled to certain severance benefits in accordance with the Transition Agreement as previously disclosed by the Company.

Employment and Change of Control Agreements

The Company has not entered into employment agreements with any of the NEOs. However, the Company has entered into Change of Control Agreements with each of the NEOs. Mr. Lang’s Change of Control Agreement provided that in the event of a termination of employment without cause within two years after a change of control of the Company, Mr. Lang would have been entitled to a lump sum severance payment in an amount equal to two years of his base salary, as well as prorated bonus payments and continued health benefits for the same period. Notwithstanding the foregoing, Mr. Lang’s Transition Agreement provided that he would not be entitled to benefits under both the Transition Agreement and the Change of Control Agreement. The Transition Agreement provided that if events occurred which triggered benefits under both the Transition Agreement and the Change of Control Agreement, Mr. Lang would only be entitled to recoup the greater of benefits under one of the agreements.

The rest of the NEOs have Change of Control Agreements that provide that in the event of a termination of employment without cause within two years after a change of control of the Company, each NEO will be entitled to a lump sum payment equal to one year of base salary, as well as prorated bonus payments and continued health benefits for the same period. The agreements for all NEOs also provide that the vesting of outstanding options and restricted stock will become accelerated by two years upon a change of control. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of the greatest amount of benefits.

Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to certain executive officers. The Company believes that its stock option related compensation may generally satisfy the requirements for deductibility under Section 162(m). However, the Committee considers one of its primary responsibilities to provide a compensation program that will attract, retain, and reward executive talent necessary to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances to provide compensation (such as salary, prerequisites, restricted stock and restricted stock unit awards) which might be subject to the tax deductibility limitation of Section 162(m).

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

During FY08, the members of the Committee were all non-employee directors of the Company and have not at any time been officers of the Company. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during FY08.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2008 annual meeting of stockholders.

COMPENSATION COMMITTEE

Ron Smith	Nam P. Suh	John Schofield

EXECUTIVE COMPENSATION

The following table shows compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2008 (together, the “Named Executive Officers”). This information includes the dollar values of base salaries, option awards, bonus awards, and certain other compensation, if any, whether paid or deferred. The Company did not grant stock appreciation rights and has no long-term compensation benefits other than stock options and restricted stock units.

Summary Compensation Table for 2008

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)	(g)(4)	(h)	(i)(5)	(j)
Gregory S. Lang	2008	583,861		68,320	2,286,970	312,949		47,436	3,299,536
President and Chief Executive Officer	2007	453,070	—	—	1,539,936	579,930	—	59,626	2,632,562

Clyde R. Hosein	2008	318,645		28,694	415,967	119,810		6,301	889,417
Vice President and Chief Financial Officer	2007	295,683	—	—	652,183	223,536	—	6,668	1,178,070

Jimmy J. M. Lee	2008	298,782		41,744	658,811	125,488		6,500	1,131,325
Senior Vice President, Timing Solutions Group	2007	282,001	—	—	933,441	216,793	—	3,878	1,436,113

Chuen-Der Lien	2008	291,438		28,839	374,156	115,409		18,067	827,909
Vice President and Chief Technical Officer	2007	284,013	—	—	510,692	190,175	—	31,749	1,016,629

Mike Hunter	2008	286,437		34,160	399,362	127,178		5,000	852,137
Vice President, Worldwide Manufacturing	2007	285,474	—	—	537,193	166,488	—	4,917	994,072

(1)	These amounts represent total base salary paid for the applicable fiscal year.
(2)	Stock awards consist of restricted stock units granted under the 2004 Equity Plan. Amounts shown do not reflect compensation actually received by the NEO; instead, the amounts shown represent compensation recognized by the Company in accordance with FAS 123(R). For a detailed discussion of the assumptions used to calculate the value of stock awards, please refer to our Annual Report on Form 10-K for the fiscal year ended March 30, 2008, filed with the SEC on May 21, 2008. Such discussion is found in Footnote 4 of the Consolidated Financial Statements beginning on page 53.
(3)	These amounts represent the compensation recognized by the Company in accordance with FAS 123(R). Option values are valued using the Black Scholes model for all grants. There were no forfeitures for the NEOs during fiscal 2008. All awards are amortized over the vesting life of the award. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the fiscal year ended March 30, 2008 filed with the SEC on May 21, 2008. Such discussion is found in Footnote 4 to the Consolidated Financial Statements beginning on page 53.
(4)	These amounts represent total bonus payments earned under our Incentive Compensation Plan for the applicable fiscal year.
(5)	Amounts listed in this column include the following: the Company’s matching contributions to the individual 401(k) accounts of the Named Executive Officers; commuting related expenses of approximately $41,062 and $54,375 for Mr. Lang (2008, 2007); awards for securing patent rights in the amounts of $1,500 and $667 for Mr. Lee (2008, 2007) and $5,067 and $23,783 for Mr. Lien (2008, 2007), respectively; and a tenure service award in the amount of $8,000 for Mr. Lien (2008).

Nonqualified Deferred Compensation for 2008

The Company maintains a Non-Qualified Deferred Compensation Plan that allows director-level employees and above to defer up to 100% of their regular salaries, bonuses or other compensation. The following table shows certain information for the NEOs under the Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)(1)	(c)	(d)(2)	(e)	(f)
Gregory S. Lang President and Chief Executive Officer	44,540	—	2,892	—	273,194

Clyde R. Hosein Vice President and Chief Financial Officer	2,445	—	1,106	—	51,994

Jimmy J. M. Lee Senior Vice President, Timing Solutions Group	450,014	—	(106,546)	(175,414)	1,742,386

Chuen-Der Lien Vice President and Chief Technical Officer	312,033	—	16,982	(267,813)	272,186

Mike Hunter Vice President, Worldwide Manufacturing	—	—	28,005	—	779,439

(1)	These amounts represent amounts deferred in fiscal 2008 into the Company’s Non-Qualified Deferred Compensation Plan.
(2)	These amounts represent the unrealized gain or loss at the end of the fiscal year based on the individual NEO’s Non-Qualified Deferred Compensation Plan elections.

Outstanding Equity Awards at Fiscal Year-End for 2008

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory S. Lang	500,000	0		18.31		10/1/2008
	21,875	0		25.57		3/1/2009
	36,500	0		24.93		5/15/2009
	36,500	0		11.43		5/15/2009
	268,750	0		10.90		10/18/2009
	94,780	0		11.03		5/15/2010
	94,780	0		20.67		5/15/2010
	83,854	0		12.48		5/15/2011
	41,927	0		11.95		5/15/2011
	53,125	0		11.69		5/16/2012
	53,125	0		11.52		11/15/2012
	68,750	0		14.80		5/15/2013
	43,750	0		14.28		6/15/2013

Clyde R. Hosein	180,000	0		8.14		3/14/2010
	7,500	0		11.03		5/15/2010
	180,000	0		14.40		3/14/2010
	7,500	0		20.67		5/15/2010
	33,541	1,459		12.48		5/15/2011
	33,541	1,459		11.95		5/15/2011
	22,312	9,188		11.69		5/16/2012
	22,312	9,188		11.52		11/15/2012
	28,875	34,125		14.80		5/15/2013
	0	50,400		14.99		5/15/2014
							4,200	35,952

Jimmy J.M. Lee	45,000	0		10.80	(1)	6/11/2010
	45,000	0		10.80	(1)	6/11/2010
	33,751	0		10.80	(1)	6/11/2010
	20,251	0		10.80	(1)	6/11/2010
	33,751	0		10.80	(1)	6/11/2010
	25,000	0		10.80	(1)	6/11/2010
	45,000	0		11.03		5/15/2010
	45,000	0		20.67		5/15/2010
	33,541	1,459		12.48		5/15/2011
	33,541	1,459		11.95		5/15/2011
	304	91		12.66		2/15/2012
	22,666	9,334		11.69		5/16/2012
	9,062	5,938		9.95		10/17/2012
	22,666	9,334		11.52		11/15.2012
	39,062	35,938		14.77		2/15/2013
	9,062	5,938		15.80		4/17/2013
	36,666	43,334		14.80		5/15/2013
	0	55,000		14.99		5/15/2014
							6,111	52,310

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chuen-Der Lien	459	0		10.80	(1)	6/11/2010
	45,000	0		10.80	(1)	6/11/2010
	328	0		10.80	(1)	6/11/2010
	328	0		10.80	(1)	6/11/2010
	328	0		10.80	(1)	6/11/2010
	45,000	0		10.80	(1)	6/11/2010
	33,751	0		10.80	(1)	6/11/2010
	20,251	0		10.80	(1)	6/11/2010
	33,751	0		10.80	(1)	6/11/2010

Chuen-Der Lien	128	0		10.80	(1)	6/11/2010
	124	0		10.80	(1)	6/11/2010
	103	0		10.80	(1)	6/11/2010
	103	0		10.80	(1)	6/11/2010
	97	0		10.80	(1)	6/11/2010
	97	0		10.80	(1)	6/11/2010
	25,000	0		10.80	(1)	6/11/2010
	70	0		10.80	(1)	6/11/2010
	474	0		10.57		2/15/2010
	45,000	0		11.03		5/15/2010
	300	0		16.70		12/15/2010
	45,000	0		20.67		5/15/2010
	32,343	1,407		12.48		5/15/2011
	418	39		10.96		7/15/2011
	418	39		10.96		7/15/2011
	418	39		10.96		7/15/2011
	427	73		10.00		10/15/2011
	427	73		10.00		10/15/2011
	32,343	1,407		11.95		5/15/2011
	304	91		12.66		2/15/2012
	304	91		12.66		2/15/2012
	300	100		12.53		3/15/2012
	331	124		11.00		4/15/2012
	21,250	8,750		11.69		5/16/2012
	21,250	8,750		11.52		11/15/2012
	205	175		14.19		1/16/2013
	205	175		14.19		1/16/2013
	205	175		14.19		1/16/2013
	161	176		15.80		4/17/2013
	161	176		15.80		4/17/2013
	161	176		15.80		4/17/2013
	25,208	29,792		14.80		5/15/2013
	146	207		13.44		7/17/2013
	220	403		15.78		10/16/2013
	93	230		15.53		1/15/2014
	0	325		15.49		4/16/2014
	0	38,000		14.99		5/15/2014
	0	445		9.22		1/15/2015
							4,222	36,140

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mike Hunter	55,000	0		10.80	(1)	6/11/2010
	55,000	0		10.80	(1)	6/11/2010
	22,501	0		10.80	(1)	6/11/2010
	41,251	0		10.80	(1)	6/11/2010
	24,751	0		10.80	(1)	6/11/2010
	41,251	0		10.80	(1)	6/11/2010
	32,000	0		10.80	(1)	6/11/2010
	55,000	0		11.03		5/15/2010
	55,000	0		20.67		5/15/2010
	34,500	1,500		12.48		5/15/2011
	34,500	1,500		11.95		5/15/2011
	21,250	8,750		11.69		5/16/2012
	21,250	8,750		11.52		11/15/2012
	27,500	32,500		14.80		5/15/2013
	0	45,000		14.99		5/15/2014
							5,000	42,800

(1)	Options priced at $10.80 are replacement options granted in connection with the Company’s 2002 Stock Option Exchange Program.

Grants of Plan-Based Awards for 2008

The following table shows all plan-based awards to the NEOs in fiscal 2008. The equity awards identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year End for 2008,” above. The non-equity awards identified below are the threshold, target and maximum amounts under the Incentive Compensation Plan (“ICP”) that could have been earned in fiscal 2008. Actual amounts earned in 2008 are included in the “Summary Compensation Table for 2008,” above. For additional information regarding plan-based awards to our NEOs, see “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)(2)	(d)(3)	(e)(4)	(f)	(g)	(h)	(i)	(j)(5)	(k)(6)	(l)	(m)(7)
Gregory S. Lang	5/15/2007	145,965	642,247	1,459,653	—	—	—	—	150,000	14.99	14.92	969,082
President and Chief Executive Officer	5/15/2007							10,000		0.00	14.92	149,900

Clyde R. Hosein	5/15/2007	39,831	175,255	398,306	—	—	—	—	50,400	14.99	14.92	325,612
Vice President and Chief Financial Officer	5/15/2007							4,200		0.00	14.92	62,958

Jimmy J.M. Lee	5/15/2007	37,348	164,330	373,478	—	—	—	—	55,000	14.99	14.92	355,331
Senior Vice President, Timing Solutions Group	5/15/2007							6,111		0.00	14.92	91,604

Chuen-Der Lien	4/16/2007	32,787	144,262	327,868	—	—	—	—	325	15.49	15.61	2,171
Vice President and Chief Technical Officer	5/15/2007							—	38,000	14.99	14.92	245,501
	1/15/2008							—	445	9.22	8.68	1,584
	5/15/2007							4,222		0.00	14.92	63,288

Mike Hunter	5/15/2007	35,805	157,540	358,046	—	—	—	—	45,000	14.99	14.92	290,725
Vice President, Worldwide Manufacturing	5/15/2007							5,000		0.00	14.92	74,950

(1)	The amounts in this category represent potential bonus awards under our ICP for bonuses earned in fiscal 2008. For a detailed discussion of how each NEO’s bonus is calculated under our ICP, please see our Compensation Discussion and Analysis in this Proxy Statement. Each NEO’s actual bonus payment earned under the ICP during fiscal 2008 is reflected in column (g) of the Summary Compensation Table.
(2)	The calculation under the Threshold column is based on a 50% threshold for each NEO’s business unit and a 50% threshold for the Company as a whole.
(3)	The calculation under the Target column is based on a 100% target for each NEO’s business unit and a 110% target for the Company as a whole. Actual performance in fiscal 2008 for the NEOs’ business units ranged between 67% and 111%. Actual performance in fiscal 2008 for the Company as a whole was 80%.
(4)	The calculation under this column is based on a maximum of 125% for each business unit and a maximum of 200% for the Company as a whole.
(5)	Fiscal year 2008 stock options were granted under the Company’s 1994 Stock Option Plan and 2004 Equity Plan. Each stock option grant expires seven years from the date of grant. Each grant discussed above vests 25% on the first anniversary of the grant date and monthly thereafter over the remaining three years until fully vested at the end of four years.
(6)	For purposes of pricing under the Company’s stock option plans, the fair market value on the date of grant is defined as the closing price as reported by the Nasdaq Stock Market on the trading day immediately preceding the date of grant.
(7)	These amounts represent the grant date fair value of the awards computed in accordance with FAS 123(R). For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the fiscal year ended March 30, 2008, filed with the SEC on May 21, 2008. Such discussion is found in Footnote 4 to the Consolidated Financial Statements beginning on page 53.

Option Exercises and Stock Vested for 2008

The following table shows all stock options exercised and stock awards that vested and the value realized upon exercise for each of the NEOs during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Gregory S. Lang	—	—	—	—
Clyde R. Hosein	—	—	—	—
Jimmy J.M. Lee	—	—	—	—
Chuen-Der Lien	—	—	—	—
Mike Hunter	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 30, 2008, for all of the Company’s equity compensation plans, including the 1984 Employee Stock Purchase Plan, 1994 Stock Option Plan, 1994 Directors Stock Option Plan, 1997 Stock Option Plan and the 2004 Equity Plan:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	18,120,000	(1)	$12.18		10,445,000	(2)(6)
Equity compensation plans not approved by security holders(3)(4)(5)	12,907,000		14.14		0

Total	31,027,000	(6)	13.01	(6)	10,445,000

(1)	Consists of options to purchase 17,493,000 shares and restricted stock unit awards for 627,000 shares.
(2)	Includes 2,727,000 shares remaining available for future issuance under the Company’s 1984 Employee Stock Purchase Plan, 234,000 shares remaining available under the 1994 Stock Option Plan and 7,484,000 shares remaining available under the 2004 Equity Plan. The 1994 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and regrant options with a lower exercise price.
(3)	Consists of shares issuable under our 1997 Stock Option Plan, which does not require the approval of and has not been approved by our stockholders. See the description below of the 1997 Stock Option Plan. The 1997 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and regrant options with a lower exercise price. The 1997 Stock Option Plan expired in October 2007.
(4)	In connection with the Company’s acquisition of Quality Semiconductor, Inc. (“QSI”) in May 1999, the Company assumed options held by former employees and consultants of QSI under the QSI 1989 Stock Option Plan, the QSI 1995 Stock Option Plan and the QSI Directors’ Stock Option Plan exercisable for approximately 1,037,000 shares of Company common stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase zero shares of Company common stock were outstanding as of March 30, 2008. These remaining outstanding options have a weighted average exercise price of $0 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.
(5)	In connection with the Company’s acquisition of Newave Semiconductor Corporation (“Newave”) in April 2001, the Company assumed options held by former employees and consultants of Newave under the Newave 1997 Stock Option Plan and the Amended and Restated Newave Shanghai Stock Option Plan exercisable for approximately 470,000 shares of Company common stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase approximately 107,000 shares of Company common stock were outstanding as of March 30, 2008. These remaining outstanding options have a weighted average exercise price of $10.24 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.
(6)	As of the Record Date, 198,108 shares were available for grant under the 1994 Stock Option Plan and 5,975,169 shares were available for grant under the 2004 Equity Plan. Further, options outstanding as of this date were 30,594,825, the weighted average exercise price was $12.81, and the weighted average term to expiration was 3.87 years and RSUs outstanding as of this date were 1,255,186 with a weighted average remaining contractual term of 2.11 years.

Description of the 1997 Stock Option Plan

In October 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan is administered, subject to its terms, by the Compensation Committee, whose members are designated by the Board of Directors. The 1997 Plan provides for the grant of non-qualified stock options (“NQSOs”) to employees, consultants, independent contractors and advisors of the Company and its affiliates. Officers and members of the Board of Directors who are subject to Section 16 of the Exchange Act are not eligible to participate in the 1997 Plan.

The purchase price of the common stock issuable pursuant to options granted under the 1997 Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the common stock as reported by the Nasdaq Stock Market on the trading day immediately preceding the date of grant. If any option is forfeited or terminates for any reason before being exercised, then the shares of common stock subject to such option shall again become available for future awards under the 1997 Plan. Options granted under the 1997 Plan generally have seven-year terms and vest 25% within the first year and the remaining shares vest monthly over three years such that the options are fully vested four years from the date of grant. Options granted under the 1997 Plan are also subject to accelerated vesting in the event of certain corporate transactions. The above summary is qualified in its entirety by reference to the full text of the 1997 Plan. The 1997 Plan expired in October 2007. The Company may no longer grant awards under the 1997 Plan.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The Company has entered into Change of Control Agreements with each of Mike Hunter, Jimmy J. M. Lee, Chuen-Der Lien, and Michael Miller (each as of January 27, 2000), James Laufman (as of July 31, 2002), Philip Bourekas (as of October 1, 2002), Thomas Brenner (as of October 25, 2002), Clyde Hosein (as of March 14, 2003) and Roger Ervin, Chad Taggard and Brian White (each as of July 25, 2007). The agreements are coterminous with the employee’s employment with the Company. In the event of a termination of employment of any of the employees without cause within two years after a change of control of the Company, the agreements provide generally for lump sum severance payments from twelve to twenty-four months of base salary, as well as a prorated bonus payment and continued health benefits for the same period. The agreements also provide that the vesting of outstanding options and restricted stock will become accelerated by two years upon a change of control. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of the greatest amount of benefits.

Severance Benefits

Under the individual Change of Control Agreements and Mr. Lang’s transition agreement (please refer to the Compensation Discussion and Analysis for a discussion of Mr. Lang’s transition agreement) with the NEOs referenced above, each NEO would be entitled to the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur. This table reflects the amount that could be payable under the arrangements described above assuming the change of control occurred on March 30, 2008, including a gross-up for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Code. Notwithstanding the foregoing, Mr. Lang’s employment terminated on March 28, 2008; therefore the following describes the actual payments made to Mr. Lang pursuant to his transition agreement.

Estimated Current Value of Termination Benefits

If Named Executive Officer was Terminated on March 30, 2008

Name and Principal Position	Fiscal Year	Severance Amount Cash ($)		Early Vesting of Deferred Shares ($)	Early Vesting of Stock Options(2) ($)	Early Vesting of Performance Shares ($)	Other ($)		Total ($)
Gregory S. Lang(4) President and CEO	2008	1,200,000		—	—	—	17,530	(5)	1,217,530

Clyde R. Hosein Vice President and Chief Financial Officer	2008	321,069	(1)	—	—	—	87,046	(3)	408,115

Jimmy J.M. Lee Senior Vice President, Timing Solutions Group	2008	300,747	(1)	—	—	—	1,777,088	(3)	2,077,835

Chuen-Der Lien Vice President and Chief Technical Officer	2008	292,261	(1)	—	—	—	304,959	(3)	597,220

Mike Hunter Vice President, Worldwide Manufacturing	2008	286,437	(1)	—	—	—	793,546	(3)	1,079,983

(1)	Represents a payment of one year base salary.
(2)	Represents two years of accelerated vesting of options assuming a closing stock price of $8.56 on March 28, 2008.

(3)	This column represents the balance in the Non-Qualified Deferred Compensation Plan and any earned but unused vacation balances as of March 30, 2008.
(4)	Mr. Lang’s employment terminated on March 28, 2008.
(5)	This column represents COBRA premiums.

Severance Benefits—Death or Disability

The only severance agreements for the NEOs are those which address their termination of employment following a change of control of the Company. The table below represents the severance benefits available to each NEO in the event of death or disability. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to each of the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a termination due to death or disability were to occur. These estimates are calculated assuming a termination date of March 30, 2008.

Estimated Current Value of Termination Benefits-Death or Disability

If Named Executive Officer was Terminated on March 30, 2008

Name and Principal Position	Fiscal Year	Severance Amount Cash ($)	Early Vesting of Deferred Shares ($)	Early Vesting of Stock Options ($)	Early Vesting of Performance Shares ($)	Life Insurance(1) ($)	Other(2) ($)	Total ($)
Gregory S. Lang(3) President and Chief Executive Officer	2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Clyde R. Hosein Vice President and Chief Financial Officer	2008	—	—	—	—	1,242,138	87,046	1,329,184

Jimmy J.M. Lee Senior Vice President, Timing Solutions Group	2008	—	—	—	—	1,201,494	1,777,088	2,978,582

Chuen-Der Lien Vice President and Chief Financial Officer	2008	—	—	—	—	1,184,522	304,959	1,489,481

Mike Hunter Vice President, Worldwide Manufacturing	2008	—	—	—	—	1,172,874	793,546	1,966,420

(1)	These amounts represent benefits from two group term life insurance policies.
(2)	This column represents the balance in the Non-Qualified Deferred Compensation Plan and any earned but unused vacation balances as of March 30, 2008.
(3)	Mr. Lang’s employment terminated on March 28, 2008.

CERTAIN TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Amended and Restated Bylaws of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

CERTAIN MATTERS RELATING TO HOUSEHOLDING OF PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (408) 284-8200 or by mail addressed to Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, requesting such copies. If you are holding a physical stock certificate, direct your written request to Computershare, P.O. Box 43010, Providence, RI 02940-3010, (816) 843-4299. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or Computershare.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company’s Annual Report on Form 10-K (without exhibits) with the Annual Report Wrap are available upon written request. Copies of exhibits to the Company’s Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138. All documents filed electronically with the Securities and Exchange Commission (including exhibits) may also be accessed without charge through the Company’s investor relations website at: www.idt.com.

OTHER MATTERS

The Company knows of no other matters that will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ James L. Laufman
James L. Laufman Secretary

Dated: July 28, 2008

San Jose, California

APPENDIX A

AMENDED AND RESTATED

INTEGRATED DEVICE TECHNOLOGY, INC.

2004 EQUITY PLAN

ARTICLE 1

PURPOSE

The purpose of the Integrated Device Technology, Inc. 2004 Equity Plan (the “Plan”) is to promote the success and enhance the value of Integrated Device Technology, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(i) An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii) An acquisition of voting securities pursuant to a transaction described in Section 2.4(b) below that would not be a Change in Control under Section 2.4(b);

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section 2.4: an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(c) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Consultant” means any consultant, adviser or director if:

(a) The consultant, adviser or director renders bona fide services to the Company or any Subsidiary, including, without limitation service as a member of the board of directors of a Subsidiary;

(b) The services rendered by the consultant, adviser or director are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant, adviser or director is a natural person who has contracted directly with the Company to render such services.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.10 “Effective Date” shall have the meaning set forth in Section 13.1.

2.11 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the immediately preceding date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing trading price for a share of Stock as reported on the national securities exchange on which the Stock is then listed for the immediately preceding date or, if no such price is reported for that date, the closing trading price on the next preceding date for which a trading price was reported.

2.14 “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

2.15 “Hostile Takeover” means and includes each of the following:

(a) a transaction or series of related transactions pursuant to which a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the Company’s outstanding voting stock pursuant to a tender or exchange offer that the Board does not recommend and that the stockholders of the Company accept; or

(b) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

2.16 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.17 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.18 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.19 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.20 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.21 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 of the Plan.

2.22 “Participant” means any member of the Board, Consultant or Employee.

2.23 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.24 “Performance Bonus Award” has the meaning set forth in Section 8.5.

2.25 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.26 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.27 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.28 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.29 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.30 “Plan” means this Integrated Device Technology, Inc. 2004 Equity Plan, as it may be amended from time to time.

2.31 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.32 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.33 “Restricted Stock Unit” means an Award granted pursuant to Section 8.3.

2.34 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.35 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.36 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Sections 3.1(b) and 3.4, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 28,500,000 shares.

(b) Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as issued or delivered under the Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and (iv) shares of Stock withheld in payment of the exercise price or taxes relating to any Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code and no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year (measured from the date of any grant) shall be 1,000,000.

3.4 Limitation on Full Value Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock that may be issued or transferred pursuant to Full Value Awards shall be 4,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.

(a) General. Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.

(b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Limitation on Independent Director Grants. Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Common Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above).

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash; shares of Stock held for longer than 6 months having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act; further, no Participant shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company.

(d) Evidence of Grant. All Options shall be evidenced by a written or electronic Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424 (e) and (f)) and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b) Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Code Sections 424(e) and (f)) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written or electronic Restricted Stock Award Agreement.

6.2 Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2 Terms of Stock Appreciation Rights.

(a) A Stock Appreciation Right may or may not be related to an Option and shall have a term set by the Committee. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee; provided that the exercise price for any Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2 above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.2 is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.4 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.5 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any calendar year shall not exceed $1,000,000.

8.6 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.7 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.8 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.9 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.10 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written or electronic Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding anything to the contrary herein, no Award may be transferred by a Participant to a third-party for consideration absent stockholder approval.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.

The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

10.6 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) (as may be amended from time to time and determined without regard to Sections 3.1(b) and 3.4) may be granted to any one or more Participants without respect to such minimum vesting provisions.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or Performance Criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and Awards and options, rights and Awards which may be granted in the future.

11.2 Acceleration Upon Change in Control or Hostile Takeover. Notwithstanding Section 11.1:

(a) If a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Change in Control. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time (not to be less than five (5) days) as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(b) If a Hostile Takeover occurs, a Participant’s Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse not less than five (5) business days before the consummation of such Hostile Takeover.

(c) In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 Outstanding Awards—Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 Outstanding Awards—Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act,

(b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or Stock Appreciation Rights with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, except as permitted by Article 11, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, Stock Appreciation Right or other Award having a higher per share exercise price. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Article 11, absent the approval of the stockholders of the Company, the Committee shall not offer to buy out for a payment in cash, an Option or Stock Appreciation Right previously granted.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Integrated Device Technology, Inc. on July 23, 2008.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Integrated Device Technology, Inc. on September 12, 2008.

Executed on this      day of                     , 2008

Corporate Secretary

INTEGRATED DEVICE TECHNOLOGY, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 12, 2008

The undersigned hereby appoints Theodore L. Tewksbury III and James L. Laufman, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the “Company”) to be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138 on September 12, 2008, at 9:30 a.m., local time, or at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

See Reverse

Side

X Please mark your choices like this

ACCOUNT NUMBER

COMMON

1. ELECTION OF DIRECTORS

FOR

WITHHELD FOR ALL

2. APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2004 EQUITY PLAN TO INCREASE THE SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 24,500,000 TO 28,500,000

FOR

AGAINST

ABSTAIN

3. RATIFICATION OF SELECTION OF PRICEWATERHOUSE-COOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR

AGAINST

ABSTAIN

Nominees: John Schofield

Lew Eggebrecht

Gordon Parnell

Ron Smith, Ph.D.

Nam P. Suh, Ph.D.

Theodore L. Tewksbury III, Ph.D.

Instruction:

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

The Board of Directors recommends a vote FOR the nominees for election and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of

1934, as amended. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated: , 2008

Signature(s)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.